July 8, 2009

CONFIDENTIAL

American General Finance Corporation

c/o Morgan Stanley & Co. Incorporated

Attention: Andrew Wiechmann

Re:

Confirming Our Offer for American General Transaction

Dear Mr. Wiechmann:

This letter follows our proposals to you and American General Finance Corporation and its subsidiaries, MorEquity, Inc., American General Home Equity, Inc. and American General Financial Services of Arkansas, Inc. (collectively, the “Seller”) dated June 30 and July 1 and our discussions over the last several days with you and the Seller, which we have found very productive.

As we have discussed with you and the Seller, we found your July 4 comments to the proposed trade stipulations and representations and warranties mostly agreeable.  We have attached hereto revised versions of both documents and our proposal is subject to acceptance of the terms of these documents.

This proposal is made on behalf of Credit Suisse (the “Initial Purchaser”) and PennyMac Loan Services, LLC, a wholly-owned subsidiary of Private National Mortgage Acceptance Company, LLC (the “Servicer”).

The Initial Purchaser hereby confirms the following offer to purchase the senior-most 60% of the securitization capital structure (“Senior Certificates”) in a residential mortgage-backed securitization transaction with the Seller:

An offer to purchase all of the Senior Certificates in the securitization of the proposed pool of 10,347 fixed-rate loans with an unpaid principal balance of $1,971,758,235 for a price of 81.546875% of the par amount of those securities in a securitization capital structure in which the Class B-1 and B-2 certificates have a fixed certificate rate of 1.00%.

Seller, at its option, may offer for evaluation by the Initial Purchaser additional loans for inclusion in the final pool that would create a final population of 10,500 loans.  Any such additional loans must meet the individual credit and pool characteristics set forth herein, and inclusion in the final pool shall be at the discretion of the Initial Purchaser.

27001 Agoura Road, Calabasas, CA  91302

Phone: 818.224.7442

Re: Confirming Our Offer for American General Transaction

We remain committed to completing all of the required documents and negotiations in good faith for the successful closing of a transaction by the end of July.

The terms of this letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules.  This revised proposal (and attachments) contains the entire proposal relating to the subject matter hereof and supersedes any prior oral or written proposal to you.  This revised proposal may only be amended by a written document signed by us.  We look forward to receiving your formal acceptance of our offer presented in this letter and to working with you and the Seller on an exclusive basis to successfully close this transaction by July 30. The terms of our offer should be kept confidential.

 /s/  Stanford L. Kurland

 /s/  Ben Aitkenhead

Stanford L. Kurland

Ben Aitkenhead

Chief Executive Officer

Managing Director

PennyMac Loan Services, LLC,

Credit Suisse

a wholly-owned subsidiary of

Private National Mortgage Acceptance Company, LLC

Agreed and accepted as of July 8, 2009:

American General Finance Corporation

 /s/  Frederick W. Geissinger

By:  Frederick W. Geissinger

Title:  President and Chief Executive Officer

Attachment:    Trade Stipulations

cc:

Valerie Kay, Morgan Stanley

Jim Kilman, Morgan Stanley

Eric Kaplan, Morgan Stanley

Lydia Foo, Morgan Stanley

Yared Yawand-Wossen, Morgan Stanley

David Spector, PennyMac

TRADE STIPULATIONS

1.

Securitization closing date: 7/30/09

2.

Securitization first pay date: 8/25/09

3.

Securitization cut-off date: 6/30/09

4.

Securitization Sellers: MorEquity, Inc., American General Home Equity, Inc. and American General Financial Services of Arkansas, Inc.

5.

Securitization Depositor: American General affiliate

6.

Securitization Initial Purchaser: Credit Suisse affiliate broker-dealer

7.

Servicing rights: Released

8.

Interim servicer: MorEquity, Inc.

9.

Interim servicing terms: To be incorporated in PSA, in a form mutually acceptable to Initial Purchaser and Interim Servicer, specifically including:

A.

remittance to master servicer on 19th of each month

B.

actual/actual servicing method

C.

customary securitization servicing advances (to be reimbursed on servicing transfer date)

D.

prepayment period = prior calendar month

E.

due period = prior calendar month

10.

Servicing transfer date: On or before 10/1/09

11.

Gross servicing strip: 50 basis points

12.

Successor servicers: PennyMac Loan Services and Initial Purchaser’s affiliate SPS

13.

Securitization Back-up Servicer: SPS

14.

Securitization Master Servicer/Trust Administrator: Wells Fargo, to be paid from float

15.

Securitization Trustee: To be determined by Initial Purchaser and paid by Master Servicer/Trust Administrator

27001 Agoura Road, Calabasas, CA  91302

Phone: 818.224.7442

16.

Reporting: Servicer will cooperate with Seller with regard to certain reporting requirement needs of the Seller, to be agreed by Servicer and Seller, including daily reporting or feeds of information necessary for the Seller to account for the transaction on its balance sheet.  PennyMac Loan Services shall incorporate information received from SPS with its own information.

17.

Securitization Structure: As described in the attached draft term sheet; provided that Initial Purchaser may modify the term sheet structure to add “MACR” exchangeable classes of securities.  Any related trust administration fees will be paid by Initial Purchaser.

18.

Seller retained interest: Sellers or affiliate to retain 40% certificated subordinate interest in securitization, certificated ownership of mortgage prepayment premiums, and the non-economic remic tax residual.

19.

Reps: Sellers to provide the securitization representations and warranties attached, to be guaranteed by American General Finance Corporation.

20.

Call rights: Interim Servicer and Servicer (in that order) to have 10% clean-up call, at a price equal to the par amount of the outstanding mortgage loans plus accrued interest, plus the fair market value of all REO properties.

21.

Securitization Offering Documents and Contracts: PPM, PSA, MLPA and other securitization contracts to be drafted prior to closing date in a form consistent with these stipulations and satisfactory to both Initial Purchaser and Sellers.  Initial Purchaser acknowledges that it is a requirement of the Sellers to achieve on-balance sheet accounting for this transaction, and that the foregoing documents must contain provisions allowing Sellers to achieve such accounting treatment for Sellers to consider such documents satisfactory.

22.

Servicing terms: Servicer recognizes that the portfolio is made up of seasoned near-prime borrowers, some who require early and frequent collection activity to prevent them from falling behind on their payments. Accordingly, the Servicer will maintain early stage collection activities having the primary focus on customer contact and payment collection. Servicer acknowledges that the most important elements in maintaining customer performance are determining a borrower’s willingness and ability to pay his or her mortgage loan and using diligent, customary collection efforts to try to collect the payment. Once a borrower has defaulted, it is incumbent upon the Servicer to take the necessary steps to determine the reason for delinquency and ascertain whether the issue is temporary or of a longer nature. Once the reason is established and the borrower’s intentions are known, the Servicer will work to rehabilitate a borrower who has gone delinquent or who gives signs that default – i.e., foreclosure – is imminent. In determining whether a borrower demonstrates a willingness and ability to pay or a default is imminent, the Servicer must evaluate, among other things, the borrower’s financial condition and the condition of and circumstances affecting the property securing the mortgage loan. The Servicer also must document the basis on which it makes a determination that a borrower fails to display a willingness and ability to pay or that a default is imminent. Servicer acknowledges that a determination that a borrower is “underwater” in regards to LTV (i.e., >100% LTV) is not sufficient grounds in itself to conclude a default is imminent. Prior to engaging in any loss mitigation activity, the Servicer must make all diligent efforts to rehabilitate the borrower or come up with a plan that allows the borrower to reinstate and cure or avoid the default. If the Servicer determines in good faith that foreclosure is unavoidable, the Servicer shall be entitled to engage in loss mitigation servicing strategies including modifications (pursuant to the Treasury Department’s Home Affordable Modification Program, if applicable to the related mortgagor), short sales and short payoffs/refinancings or loan sales (subject to the conditions described in the following paragraph), in such a manner as to minimize losses to the trust. In making this determination, the Servicer must confirm in writing its good faith belief that the borrower will be unable to continue making payments in such a manner and to such an extent that the borrower can avoid foreclosure under the servicer’s standard foreclosure timeframes.

As part of its loss mitigation activity, if the Servicer determines in its reasonable commercial judgment that a sale of a defaulted mortgage loan or a pool of defaulted mortgage loans (other than any re-performing mortgage loans) to a third-party investor at fair market value would be expected to result in the highest net present value outcome for the trust on a loan-by-loan basis, and that such a sale (i) is operationally feasible and (ii) compliant with REMIC and tax laws and regulations, the Servicer may pursue a potential sale in the secondary whole loan market. The sale of such mortgage loan or pool of mortgage loans must be consummated at fair market value (as determined by the Servicer) and Seller will have an opportunity to match any final, binding and successful bid submitted by a third-party bidder (a “Winning Bidder”).  If Seller does match such bid, Seller shall purchase the mortgage loan or pool of mortgage loans upon terms and conditions equivalent to those negotiated by Servicer with the Winning Bidder, taking into account transaction expenses reasonably necessary to conduct a successful whole loan trade.

The Seller and Servicer shall develop, prior to the closing date, a “Delegated Authority Matrix” that includes terms governing the Servicer’s initial collection efforts and loss mitigation policies. The parties shall review and, if necessary, revise the Delegated Authority Matrix on a periodic basis (no less than quarterly) following commencement of the trust to optimize the servicing guidelines prescribed therein, in the Seller’s and Servicer’s mutual opinion.  Notwithstanding the foregoing, the parties agree that the provisions set forth in the Delegated Authority Matrix must not impair Seller’s ability to achieve on-balance sheet accounting for the contemplated transaction.

In addition, the Servicer agrees that the Seller has the right to physically place its employees in the Servicer’s servicing center to ensure the appropriate collection efforts are developed and followed.

23.

Legal opinions: Sellers to deliver legal opinions as necessary to effectuate closing and securitization, to be agreed upon by Sellers’ counsel and Initial Purchaser’s counsel

24.

Costs: Seller to pay its counsel fees related to the transaction, including its securitization counsel and related to legal opinions

25.

Securitization Custodian: Initial Purchaser understands that Sellers intend to engage BNYM as Securitization Custodian.  Initial Purchaser agrees that BNYM will act as Securitization Custodian, provided that Sellers shall pay any BNYM fees and expenses incurred prior to the Closing Date (excluding amounts relating solely to Initial Purchaser’s collateral file diligence not otherwise required for delivery of a trust receipt).  Initial Purchaser reserves the right to negotiate BNYM fees post-Closing Date as appropriate.

26.

Collateral files: Prior to the Closing Date, Sellers shall deliver to Initial Purchaser a certification by the Securitization Custodian with respect to the collateral files, customary for mortgage securitizations of the type contemplated by this transaction, including a certification acceptable to the parties as to the possession of each collateral file and the presence or deficiency therein of the original mortgage note, mortgage, assignments and title policy, as may be reasonably satisfactory to Seller, Initial Purchaser and their respective counsel.  Sellers and Initial Purchaser agree that Sellers will cure:

A.

Prior to the Closing Date, any missing or materially defective mortgage note through delivery of the original mortgage note or provision of a lost note affidavit (with indemnity) and a copy of the note; any missing mortgage through delivery of the original recorded mortgage, a copy of such recorded mortgage certified true and correct, or a certified true copy of the original mortgage sent for recording; any missing modification agreement through delivery of the original modification agreement (recorded if necessary), a copy of such modification agreement certified true and correct (with recording information if recording is necessary), or a certified true copy of the original modification agreement sent for recording if recording is necessary; and any missing recorded intervening assignment of mortgage through delivery of the recorded intervening assignment, a copy of such recorded intervening assignment certified true and correct, or a certified true copy of the original intervening assignment sent for recording.

B.

Prior to the Closing Date, with respect to any non-MERS loan, a blanket corporate assignment covering all missing corporate assignments to blank from the current owner of record.  Sellers shall undertake to prepare and deliver to the Securitization Custodian individual assignments to blank from the current owner of record, with such cure commencing no later than promptly following the Closing Date.

C.

Beginning no later than promptly following the Closing Date, using best efforts and at its sole cost and expense, all other document exceptions noted in the Securitization Custodian’s exception report.

Sellers and Initial Purchaser agree that Initial Purchaser may delete from the final pool of mortgage loans any mortgage loan having a material uncured deficiency noted in paragraph A or B above. If a Seller cannot effect a post-closing cure described in paragraph C, such Seller will repurchase the related loan if such exception prevents or materially delays the trust from (a) realizing against the related mortgaged property through foreclosure or similar loss mitigation activity or (b) processing any title claim under the related title insurance policy (unless such Seller provides appropriate recourse under a representation and warranty relating to good title).  Notwithstanding the foregoing, such Seller shall be required to repurchase any mortgage loan in which the trust does not have good title.

27.

Cooperation: Sellers to cooperate in Initial Purchaser discussions with investors and rating agencies post-closing

28.

Public announcement: Immediately following the determination by Seller of the winning bidder, provided CS/PennyMac are the winning bidder, Seller will file an 8-K announcing its intention to perform the securitization that is the subject of this transaction.

29.

Ratings: Initial Purchaser will notify Sellers if investors express an interest to obtain ratings on the senior securities.  In such event, investors may agree to increase their respective purchase prices by an amount representing the additional market value resulting from ratings on the senior securities.

EXHIBIT 1:  REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Sellers - General.  Each Seller hereby represents and warrants severally, and not jointly, to Purchaser as of the date hereof and on the Closing Date as follows:

A.

Seller is a corporation organized, validly existing and in good standing under the laws of the state of its incorporation and is duly licensed or qualified to conduct its business as currently conducted in all jurisdictions where a Mortgaged Property is located except where the failure to be so licensed or qualified would not have a material adverse effect on its business or operations;

B.

Seller has full power and authority to execute, deliver and perform this Agreement, and to enter into and consummate all transactions contemplated herein, including authority to sell, transfer and repurchase the Mortgage Loans.  All necessary corporate, regulatory, or other similar action has been taken to authorize and empower Seller and the officers or representatives acting on Seller’s behalf to execute, deliver and perform this Agreement;

C.

The execution and delivery of this Agreement by Seller and the performance of or compliance with the terms and conditions hereof by Seller will not result in a material breach of any term or provision of its charter or by laws or result in the material breach of any term or provision of, or conflict with or constitute a material default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it is a party or its property is subject, or result in the violation in any material respect of any law, rule, regulation, order, judgment or decree to which it or its property is subject as any such law, rule, regulation, order, judgment or decree exists on the Closing Date;

D.

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

E.

Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of Seller enforceable against Seller according to its terms and conditions set forth herein, except as such enforcement may be limited by bankruptcy, reorganization, insolvency, receivership, moratorium or other laws relating to the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

F.

Seller has retained no broker or finder in connection with this transaction or the transactions contemplated hereby except for Morgan Stanley & Co. Incorporated who is acting as Seller’s financial advisor, and Seller shall be solely responsible for any fees and expenses owed or payable to Morgan Stanley & Co. Incorporated with respect to the transactions contemplated hereby;

G.

MorEquity, Inc. and American General Financial Services of Arkansas, Inc. are members of MERS in good standing;

H.

No consent, approval, authorization or order of any court or government body is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or if required, such consent, authorization, order or approval shall have been obtained prior to the Closing Date; and

I.

There are no actions or proceedings against, or investigations of, Seller before any court, administrative agency or other tribunal (A) that prohibit it from entering into this Agreement, (B) that are reasonably likely to prohibit or materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement or (C) that are reasonably likely to have a material adverse effect on the financial condition of Seller.  The Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

Representations and Warranties of Each Seller as to Each Mortgage Loan.  Each Seller hereby represents and warrants, severally and not jointly, to Purchaser as of the date hereof and on the Closing Date with respect to each Mortgage Loan sold by it and listed on Schedule “__”:

a)

The information and descriptions concerning the Mortgage Loans contained in Schedule “__” are complete, true and correct in all material respects as of the date or dates respecting which such information is given.

b)

Seller is the sole and lawful owner of each Mortgage Loan and the servicing rights related thereto, and has good and marketable title to the Mortgage Loans and the servicing rights, free and clear of all pledges, encumbrances, security interests and liens having priority over the lien of the Mortgage except for (A) rights arising under this Agreement, (B) liens for real estate taxes and special assessments not yet due and payable, (C) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the Mortgage Loan and (D) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and has the full right and authority to assign and transfer each Mortgage Loan, including the servicing rights.

c)

The Mortgage Note (and any applicable lost note affidavit) and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof; each is free from all claims, defenses, rights of rescission, any discount, allowance, set-off, counterclaim, bankruptcy or other defenses or contingent liability which could adversely affect the collectability of any Mortgage Loan; and is enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.  The

Mortgage is a valid, subsisting and enforceable first lien and first priority security interest on the Mortgaged Property, subject to (h)(1) and (2) below.  The Mortgage Notes, Mortgages, Mortgage Files, all magnetic or computer tapes, all exhibits and schedules delivered by Seller to Purchaser in connection with the transactions contemplated herein accurately and fairly reflect in all material respects the facts stated therein, including, without limitation, the outstanding principal balances or other charges or payment due under the Mortgage Loans.

d)

Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing and disclosure laws or unfair and deceptive practices laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with in all material respects and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations in any material respect.  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

e)

Except as indicated in the related Mortgage File or in connection with a deferment of a Monthly Payment, there is no material agreement or arrangement as to any Mortgage Loans with any Borrower regarding any variation of monthly payments, of the finance charges, schedules of payment, or other charges due under any Mortgage Loan, and no Borrower has been released from liability or obligations under any Mortgage Loan, in whole or in part, and no Mortgaged Property has been released from any Mortgage Loan; none of the terms of any of the Mortgage Loans have been otherwise impaired, amended, altered or modified in any way, except as reflected by a writing signed by the Borrower in the Mortgage File (other than any payment deferrals) and not inconsistent with Sellers’ representations and warranties contained in this Article ___, and is reflected in Schedule “__”.

f)

No Mortgage Loan has been satisfied, cancelled, subordinated or rescinded in whole or in part.

g)

The proceeds of each Mortgage Loan have been fully disbursed to or for the account of the related Mortgagor, and there is no requirement for future advances thereunder.

h)

Each Mortgage Loan is secured by a first lien in the Mortgaged Property free and clear of all prior encumbrances, evidenced by a Mortgage which has been duly executed by the Borrower and properly acknowledged and filed or recorded in the appropriate office for public recordation, subject to Section 2.01 of the Pooling and Servicing Agreement, or otherwise perfected in accordance with applicable law and, to the best of Seller’s knowledge, all applicable fees relating thereto have been paid, and said lien is subject only to (1) the following: (a) the liens of current real property taxes and assessments, not yet due and payable, (b) covenants, conditions, restrictions, rights-of-way, easements and such exceptions appearing of record as of the date of recording of the Mortgage and being acceptable to mortgage lending institutions generally or (c) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage, and (2) other exceptions that are customarily acceptable to lending institutions generally and do not affect the value or marketability of the Mortgage Property or otherwise materially impair the Mortgage Loan.

i)

No instruments other than those to be delivered pursuant hereto are required in order to evidence the indebtedness, or any modification thereof, represented by the Mortgage Loans or the first lien of Seller or to transfer and assign the first lien to Purchaser.

j)

The servicing and collection procedures of MorEquity, Inc. used with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the mortgage servicing business and with respect to escrow deposits, there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All related escrow accounts are being maintained in accordance with applicable federal and state laws and in accordance with any and all servicing agreements applicable thereto and the terms of the Mortgages related thereto.

k)

The Mortgaged Property, and all buildings upon any Mortgaged Property, are insured by an insurer generally acceptable in the industry against loss by fire, theft, vandalism and hazards as are customary in the area in which the Mortgaged Property is located, in an amount which is at least equal to the outstanding principal balance of the related Mortgage Loan.  All insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee, and a provision for notice to mortgagee in the event of cancellation of the policy.  Each Mortgage obligates the Borrower thereunder to maintain all such insurance at Borrower’s cost and expense and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect.

l)

All hazard insurance premiums which are due as of the date of the Cut-Off Date have been paid.

m)

The appraisal contained in each Mortgage File was made and signed, prior to the approval of the Mortgage Loan application, by a duly licensed or certified appraiser who had experience in appraising property similar to the related Mortgaged Property.

n)

Other than with respect to any balloon loans, the related Mortgage Note is payable in monthly installments so as to result in complete amortization of the Mortgage Loan over the stated term.

o)

To the best of Seller’s knowledge, all of the improvements which were included for the purpose of determining the appraised value of the related Mortgaged

Property at the time of the origination of the Mortgage Loan lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties materially encroach upon such Mortgaged Property, except those which are insured against by the title insurance policy referred to in Section [__](s) below.

p)

The Mortgaged Property consists of parcels of real property with residences thereon which, when the Mortgage Loan was originated, were one-to-four family residences.

q)

There is no proceeding pending or, to the best of the Seller’s knowledge, threatened for the total or partial condemnation of the related Mortgaged Property and (ii) the Mortgaged Property is in good repair and free and clear of any damage or waste that would affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the Mortgaged Property was intended, unless specified in the related Brokers Price Opinion collected in connection with due diligence and set forth on Schedule [__] hereto.

r)

As of the date of origination of the Mortgage Loan, there had been no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

s)

Each Mortgage Loan is insured by either (1) an ALTA Mortgage Title Insurance Policy, valid and binding in the jurisdiction where the related Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, and subject only to (a) the lien of current real property taxes and assessments not yet due and payable, and (b) covenants, conditions and restrictions, rights-of-way, easements and such exceptions appearing of record as of the date of recording of the Mortgage and being acceptable to mortgage lending institutions generally; or (2) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance.

t)

Other than with respect to the Mortgage Loans that are greater than 30 days Delinquent, there is no default, breach, violation or event of acceleration existing under the related Mortgage Note or Mortgage, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration that the related Mortgagor did not cure.

u)

No Monthly Payment was made by the Seller during the twelve (12) month period prior to the Closing Date.

v)

Except for expenditures made in the ordinary course of business to protect Seller’s rights in the Mortgage Loans or the Mortgaged Property, which shall have been disclosed in writing to Purchaser prior to Closing Date, including without limitation force-placed insurance premiums and amounts capitalized in connection with modifications, no amounts have been added to the indebtedness.

w)

No Mortgage Loan is a “high cost” loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination.  No Mortgage Loan is a High Cost Loan or Covered Home Loan (as such terms are defined in the current S&P LEVELS® Glossary Revised, Appendix E).  There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia.

x)

Each Mortgage Loan that was originated or acquired by Seller after October 26, 2001 complies with the applicable requirements of the USA Patriot Act in all material respects.

y)

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and except in connection with a trustee’s sale after default by a Mortgagor, no fees or expenses are payable by the Seller to the trustee under any Mortgage that constitutes a deed of trust.

z)

No Mortgage Loan is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature, nor does any Mortgage Loan contain any “buydown” provision which is currently in effect.

aa)

Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Seller in effect at the time of acquisition, subject to reasonable exceptions thereto.

bb)

Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code.

cc)

No fraud has taken place with respect to any Mortgage Loan on the part of the Seller, or to the Seller’s knowledge, the Mortgagor, any third party originator of any Mortgage Loan, any appraiser, any builder or developer, any party involved in the application of any insurance to the Mortgage Loan or any other party involved in the origination of the Mortgage Loan.

dd)

Each primary mortgage insurance policy to which any Mortgage Loan is subject is in full force and effect and all premiums due thereunder have been paid.

ee)

There is no delinquent tax or assessment lien against any Mortgaged Property.

ff)

Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder adequate to realize the benefits of the security against the Mortgaged Property, including (i) in the case of a Mortgage that is a deed of trust, by trustee’s sale, (ii) by summary foreclosure, if available under applicable law, and (iii) otherwise by foreclosure, and there is no homestead or other exemption available to the Mortgagor that would interfere with such right to sell at a trustee’s sale or right to foreclosure, subject in each case to applicable federal and state laws and judicial precedents with respect to bankruptcy and right of redemption.

gg)

With respect to each Mortgage Loan, either (i) the Mortgage Loan is assumable pursuant to the terms of the Mortgage Note, or (ii) the Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

hh)

If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

ii)

None of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act of 1994.

jj)

Each Mortgage Loan had a loan to value ratio of 100% or less as of origination.

kk)

To the best of Seller’s knowledge, the Mortgaged Property is in compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the best of the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law.

ll)

The Seller has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

mm)

No Mortgage Loan was 60 or more days Delinquent as of the Cut-off Date and no Mortgage Loan was 60 or more days Delinquent as of the last day of any of the 12 months preceding the Closing Date, in each case other than as set forth on the Mortgage Loan Schedule.

For purposes of the representations and warranties in paragraphs (t) and (mm) above, “Delinquent” means the delinquency method used by the Mortgage Bankers Association.  Under this method, a mortgage loan is considered “30 days or more Delinquent” if the borrower fails to make a scheduled payment prior to the mortgage loan’s first succeeding due date.  A mortgage loan would be considered “60 days or more Delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the mortgage loan’s second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on June 1 remained unpaid as of the close of business on July 31).  Unless otherwise specified, with respect to any date of determination, determinations of delinquency are made as of the last day of the prior calendar month.  Mortgage Loans with due dates which are not the first of the month are treated as if the due date was the first of the following month.